Exhibit 10.2

February __, 2024

Holder of Series A Convertible Preferred Stock

Re:        Limited Waiver and Amendment

Dear Holder:

Reference is made to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Pineapple Energy Inc. (the “Company”) that was filed with the State of Minnesota on March 25, 2022 (the “Certificate of Designation”) and the Series A Convertible Preferred Stock (the “Preferred Stock”) issued to the undersigned holder (the “Holder”) pursuant to the Certificate of Designation. Reference is also made to those certain Series A Common Stock Purchase Warrants dated March 22, 2022 (“Warrants”) issued to the Holder pursuant to that certain Amended and Restated Securities Purchase Agreement, dated as of September 15, 2021 (the “Purchase Agreement”). Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, Certificate of Designation and Warrants.

Concurrently with the execution of this letter agreement, the Company and other investors, including the Holder, have executed a securities purchase agreement for the issuance to the investors of $1 million of registered Common Stock of the Company at a purchase price of $0.37 per share of Common Stock (the “Concurrent Offering”). The Company and the Holder hereby acknowledge and agree that the Concurrent Offering will trigger (i) an adjustment to the Conversion Price (as defined in the Certificate of Designation) pursuant to Section 6(b) of the Certificate of Designation and (ii) an adjustment to (x) the Exercise Price (as defined in the Warrants), and (y) a corresponding adjustment to the number of Warrant Shares issuable upon exercise of the Warrants, in each case pursuant to Section 2(f) of the Warrants. The Holder hereby agrees, notwithstanding the provisions of Section 6(b) of the Certificate of Designation, to waive any adjustment to the Conversion Price triggered solely by the Concurrent Offering if, and solely to the extent, such adjustment would cause the Conversion Price to be less than $0.14. Further, the Holder hereby agrees that, notwithstanding the provisions of Section 2(f) of the Warrants, to waive any adjustment to the Exercise Price triggered solely by the Concurrent Offering if, and solely to the extent, such adjustment would cause the Exercise Price to be less than $0.14. Notwithstanding anything herein to the contrary or the Transaction Documents, the Company shall reserve the maximum number of authorized but unissued shares of Common Stock for the issuance of all of the shares of Common Stock issuable pursuant to the Preferred Stock and Warrants assuming a Conversion Price and Exercise Price equal to $0.14; provided that in the event that the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than such maximum amount, the Company shall apply such reservation of shares ratably among the holders of Preferred Stock and Warrants based on each such holder’s subscription amount pursuant to the Concurrent Offering. Thereafter the Company shall use reasonable best efforts to comply with the provisions of Section 4.11 of the Purchase Agreement to increase the authorized but unissued (and otherwise unreserved) shares of Common Stock to meet the requirements thereunder and the Purchaser hereby waives compliance of Section 4.11 of the Purchares Agreement so long as the Company uses its reasonable best efforts to comply with the provisions of Section 4.11 of the Purchase Agreement.

10900 Red Circle Drive • Minnetonka, MN • 1-800-268-5130 • 952-996-1674 • www.pineappleenergy.com

In addition, effective as of the date of this letter agreement, the Company and the Holder hereby amend the Warrants held by the Holder by extending the Expiration Date from March 28, 2027 to March 28, 2029. In consideration for amending the Expiration Date of the Warrant to March 28, 2029, the Holder hereby agrees to waive (“Anti-Dilution Waiver”), with respect to 50% of the shares of Preferred Stock held by the Holder on the date hereof, any subsequent adjustments pursuant to Section 6(b) of the Certificate of Designation (other than the adjustments relating to the Concurrent Offering, which are set forth in the immediately preceding paragraph). The application of the Anti-Dilution Waiver to the particular Preferred Stock held by the Holder shall be to the first such securities converted unless otherwise directed by the Holder in writing at the time of such conversion (which may in the applicable conversion notice).

The Holder hereby covenants and agrees that in the event of sale, transfer or other disposition of any shares of Preferred Stock, the Holder shall notify the purchaser, transferee or assignee of such Preferred Stock as to the existence of this letter agreement and the terms thereof, and such purchaser, transferee or assignee shall be bound by the waivers of the Holder set forth in this letter agreement.

Except as expressly set forth above, all of the other terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this letter agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the undersigned under the Transaction Documents.

The terms of this letter agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. This letter agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any of other Person.

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder or holders of the Preferred Stock and Warrants (each, an “Other Holder”) under any other agreement related to a waiver and amendment of the terms of the Preferred Stock and Warrant (“Other Waiver and Amendment Agreements”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Waiver and Amendment Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Waiver and Amendment Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants and covenants and agrees that none of the terms offered to any Other Holder with respect to any Other Waiver and Amendment Agreement (or any amendment, modification or waiver thereof) relating to the Preferred Stock or Warrants, is or will be more favorable to such Other Holder than those of the Holder and this letter agreement unless such terms are concurrently offered to the Holder. This letter agreement shall not be effective unless and until all Other Holders have signed a substantially similar Other Waiver and Amendment Agreement to this letter agreement.

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[PEGY Signature Page to Limited Waiver and Amendment]

PINEAPPLE ENERGY INC.
By:

Name:

Title:

Acknowledged and agreed:

Holder:
By:

Name:

Title:

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